FOR IMMEDIATE RELEASE
Telephone: 609-561-9000
Investor Relations/Media Contact: Marissa Travaline x4227 e-mail: mtravaline@sjindustries.com
May 5, 2016

SJI Reports Q1 Earnings;
Offers 2016 Guidance

Folsom, NJ - South Jersey Industries (NYSE: SJI) today announced results for the first quarter of 2016, reporting Economic Earnings totaling $57.0 million.

GAAP income and Economic Earnings for the quarter are presented in the chart below, as compared with 2015.

	2016	2015
GAAP income from continuing operations - Q1	$68.2 million	$53.9 million
GAAP EPS per diluted share - Q1	$0.95	$0.79
Economic Earnings - Q1	$57.0 million	$58.9 million
Economic EPS per diluted share - Q1	$0.80	$0.86

“Our first quarter performance positions us for a strong 2016,” said SJI President and CEO Michael J. Renna. “Robust performance in our utility, complemented by a 56% year-over-year increase in earnings from our commodity business and improved operations from our energy production business, nearly offset an $8.5 million year over year planned reduction in investment tax credits. Most importantly, our performance reflects the foundation for our strategy of achieving growth from high quality, repeatable, low risk earnings streams.”

2016 EXPECTED CONTRIBUTIONS TO EARNINGS
After providing 67 percent of Economic Earnings in 2015, our utility is on track to again contribute solid results in the current year. South Jersey Energy Group is expected to contribute nearly a quarter of Economic Earnings in 2016, while we expect that the contribution from our energy production portfolio within South Jersey Energy Services will be lower, as we scale back solar development to focus on other strategic priorities.

* SJI uses the non-GAAP measure of Economic Earnings when discussing results. Economic Earnings eliminates all unrealized gains and losses on commodity derivative transactions and on the ineffective portion of interest rate derivative transactions. It also adjusts for realized gains and losses attributed to hedges on inventory transactions and for the impact of transactions or contractual arrangements where the true economic impact will be realized in a future period. A full explanation and reconciliation of this non-GAAP measure is provided under “Explanation and Reconciliation of Non-GAAP Financial Measures.”

Business Lines	Expected Contribution to 2016 Earnings
Regulated Gas Utility Operations	67 - 70 percent
Non-Utility SJ Energy Group	18 - 23 percent
SJ Energy Services	10 - 15 percent

As we look out at the balance of 2016, we expect strong double-digit growth in our core businesses to replace a planned reduction in investment tax credits (ITCs) from solar energy projects for the full year. We anticipate that reduced solar investment will produce a contribution to earnings from ITCs of no more than $13.0 million, as compared with $38.3 million in 2015. Potential investment opportunities within our regulated businesses, in excess of $600 million between 2016 and 2017, provide a solid basis from which we expect to continue to grow SJI. Maintaining a strong and flexible capital structure is of key importance, as we expect to finance that investment through a combination of operating cash flow, debt and equity. As a result, our Economic EPS target for 2016 is projected to be between $1.29 and $1.35. This projection reflects our financing plans as well as the anticipated reduction in ITC for 2016. Long term, our targeted objective remains to achieve Economic Earnings of $150 million by 2020.

The following provides a more detailed discussion of performance from each area of the business.

REGULATED BUSINESS PERFORMANCE
SOUTH JERSEY GAS:
First quarter utility net income of $44.4 million exceeded prior year results of $42.6 million, due in large part to continued strong customer growth and contributions from investments under our Accelerated Infrastructure Replacement Program, or AIRP, and Storm Hardening and Reliability Program, or SHARP. There is no difference between SJG’s GAAP net income and Economic Earnings.

Customer Growth:
During the first quarter, South Jersey Gas added 1,799 new customers. From March 31, 2015 through March 31, 2016, our customer count grew by 6,597, a 1.8% increase, bringing our total number of customers served to 375,585. During this same twelve-month period, we also achieved incremental net margin of $2.7 million from customer additions.

Conversion activity has continued to drive the majority of growth, by a margin of roughly two to one, while new construction has also strengthened over the last two years. We anticipate that natural gas prices will remain highly competitive and help fuel further customer growth.

Regulatory Update:
First quarter 2016 investments under our Accelerated Infrastructure Replacement Program, or AIRP, totaled $12.2 million. Investments made under our Storm Hardening and Reliability Program, or SHARP, totaled $9.1 million. In the aggregate, investments made through these programs provided incremental net income of $1.9 million for the quarter. On a full year basis, these investments are expected to add approximately $4.8 million in incremental net income.

In March, South Jersey Gas filed a petition with the NJBPU for approval to continue its AIRP. As filed, the petition would allow SJG to invest an incremental $500 million over seven years, enabling the complete replacement of all remaining bare steel and cast iron mains in our system, as well as installation of Excess Flow Valves designed to enhance safety in all service lines renewed under the program.

Construction of the BL England pipeline and the liquefier at our McKee City site remain high priorities within the utility. We are targeting a 2018 in-service date for the BL England pipeline, as we await the completion of the appeal process initiated by opponents of the project. Construction of the natural gas liquefier, designed to maintain operating pressures in our distribution system, is expected to be completed this fall, in time for the 2017 winter heating season.

Lastly, the warmer weather we experienced this past winter season offered customers relief from the impacts of several record cold periods that spanned the preceding eighteen months. Coupled with a $20 million bill credit provided to our customers in January, the warmer weather is expected to reduce the utility’s exposure to spikes in uncollectible accounts that affected the prior year, while our utility’s decoupling clause allows for protection of margin at the same time.

Compressed Natural Gas Update:
Also in March, SJG participated in the official ribbon-cutting for a compressed natural gas station in Paulsboro, NJ. This exciting project represents our first joint project with Wawa, a leading convenience store and gas station chain operating in six states spanning from Florida to Pennsylvania. There are presently seven public access CNG stations in South Jersey Gas’ service territory, with an additional five stations planned for construction in the coming year.

SJI MIDSTREAM:

The Notice of Schedule for Environmental Review, released in March by the Federal Energy Regulatory Commission, represents an important milestone for the PennEast pipeline partnership. The document establishes December 16, 2016 for the completion of FERC’s environmental review of the project. Issuance of a Certificate of Public Convenience and Necessity is then expected to follow within 90 days of completion of the environmental review. In the interim, design, engineering and environmental assessments continue on the approximately 118-mile PennEast pipeline, as we look forward to this FERC-regulated pipeline’s targeted startup date during the second half of 2018.

NON-UTILITY BUSINESS PERFORMANCE
SJ ENERGY GROUP:
South Jersey Energy Group continues to deliver growth, as contributions from traditional marketing activities are complemented by the benefits from fuel supply management contracts that have come on-line in the last year. For the first quarter of 2016, this area of the business contributed $12.2 million of Economic Earnings, as compared with $7.8 million in the first quarter of 2015. Optimization of storage and transportation assets produced significant year-over-year improvement in the first quarter. With five fuel supply management contracts expected to be on-line by the end of 2016, we anticipate a meaningful contribution from this business line adding to full year results. Going forward, we further expect that five additional contracts, including the recently announced Lordstown Energy Center in Ohio, will help drive this business’s support of both our near and longer term targeted Economic Earnings goals.

Our retail commodity subsidiary, South Jersey Energy, contributed $0.4 million to Economic Earnings in the first quarter, as compared with $1.4 million in the prior year period. A historically warm winter season drove the year-over-year variance. However, we expect to see full year 2016 performance ultimately improve as a result of several large contracts won late last year.

SJ ENERGY SERVICES:
In the first quarter of 2016, South Jersey Energy Services contributed $0.5 million to Economic Earnings, as compared with $8.6 million for the same period in 2015. This change reflects the previously announced plan to phase out ITCs from solar development, which historically were the largest contributor to Economic Earnings from this area of the business. The current quarter’s results include only $1.7 million of ITCs from solar development, as compared with $10.2 million in the prior year period. Excluding ITCs, first quarter 2016 earnings from this area of the business grew by $0.4 million as compared to the same period in 2015.

First quarter earnings reflect improved operating performance across the majority of our energy production portfolio, as nearly all of our solar projects outperformed the same period last year. Solar production generated over

35,000 solar renewable energy certificates (SRECs), as compared with 22,000 for the same period in 2015. Operating performance from our landfill gas to electricity projects also improved significantly, as the restructuring of our energy production business at the end of 2015 has started to reduce the drag experienced in prior years, associated with under-performing projects in which we no longer have an equity interest. As a result of this restructuring, SJI now owns only four New Jersey landfill assets, each of which provides renewable sourced electricity to the highly successful Borgata hotel and casino property in Atlantic City. Together, these two areas helped to offset the impact of an unseasonably warm winter on CHP performance.

Overall, we expect to continue seeing improved performance from this area of our business, as the strategic business decisions made in 2015 realign our focus on core, proven assets.

CONFERENCE CALL / WEBCAST DETAILS

To participate in the conference call at 11:00 AM ET on May 6, 2016, please pre-register by going to the South Jersey Industries website, http://www.sjindustries.com, and clicking on Investors, to access the pre-registration link. This will allow you to generate a PIN to expedite your inclusion into the conference call when dialing in. On the day of the call, dial 1-888-679-8035 approximately 15 minutes ahead of the scheduled call time; enter the participant pass code 75622120 and the PIN you received during pre-registration. International callers may dial 1-617-213-4848; enter the participant pass code 75622120 and the PIN you received during pre-registration.

To listen to the live webcast simply visit the South Jersey Industries website at
http://www.sjindustries.com, and scroll down to the “Webcasts and Presentations” section where you will find the link to participate. SJI encourages shareholders, media, and members of the financial community to listen to the webcast.

FORWARD LOOKING STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, are forward-looking. We use words such as “anticipate,” “believe,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target”, “will” and similar expressions to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were made and are inherently uncertain. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions on an international, national, state and local level; weather conditions in SJI’s marketing areas; changes in commodity costs; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in SJI’s distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies.
A discussion of these and other risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in other filings made by us with the Securities and Exchange Commission (SEC). These cautionary statements should not be construed by you to be exhaustive and they speak only as of the date they are made. SJI undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT SOUTH JERSEY INDUSTRIES
South Jersey Industries (NYSE: SJI), an energy services holding company based in Folsom, NJ, operates its business through two primary subsidiaries. South Jersey Gas delivers clean, efficient natural gas and promotes energy efficiency to approximately 375,000 customers in southern New Jersey. SJI’s non-regulated businesses, under South Jersey Energy Solutions, promote efficiency, clean technology and renewable energy by developing, owning and operating on-site energy production facilities; acquiring and marketing natural gas and electricity for retail customers; providing wholesale commodity marketing and fuel management services; and offering HVAC and other energy-efficiency related services. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.

EXPLANATION AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This news release includes the financial measures of Economic Earnings and Economic Earnings per share, which are not prepared in accordance with generally accepted accounting principles in the United States (GAAP), when evaluating the results of operations for its nonutility operations. These non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance.

We define Economic Earnings as: Income from continuing operations, (1) less the change in unrealized gains and plus the change in unrealized losses, as applicable and in each case after tax, on all derivative transactions, and (2) less realized gains and plus realized losses, as applicable and in each case after tax, on all commodity derivative transactions attributed to expected purchases of gas in storage to match the recognition of these gains and losses with the recognition of the related cost of the gas in storage in the period of withdrawal, and (3) less the impact of transactions or contractual arrangements where the true economic impact will be realized in a future period.

Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of derivative instruments on the related transactions, and transactions or contractual arrangements where the true economic impact will be realized in a future period. Specifically, we believe that this financial measure indicates to investors the profitability of the entire derivative related transaction and not just the portion that is subject to mark-to-market valuation under GAAP. Considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non-derivative portion of the transaction.

The following table presents a reconciliation of our GAAP income from continuing operations and earnings per share from continuing operations, to Economic Earnings and Economic Earnings per Share:

	Three Months Ended March 31
	In thousands except per share data
	2016	2015

Income from Continuing Operations	$68,187	$53,853
(Minus)/Plus:
Unrealized Mark-to-Market (Gains)/Losses on Derivatives	(11,167)	4,310
Realized Losses on Inventory Injection Hedges	2	30
Net Loss from Affiliated Companies (A)	---	742
Other (B)	(25)	(25)
Economic Earnings	$56,997	$58,910

Earnings Per Share from Continuing Operations (C)	$0.95	$0.79
(Minus)/Plus:
Unrealized Mark-to-Market (Gains)/Losses on Derivatives	(0.15)	0.06
Net Loss from Affiliated Companies (A)	---	0.01
Economic Earnings Per Share	$0.80	$0.86

The following table presents reconciliations of GAAP income from continuing operations to Economic Earnings and prior year comparisons for our non-utility businesses for the three month period ended March 31, 2016:

	Three Months Ended March 31
	In thousands except per share data
	2016	2015

South Jersey Energy Group Income from Continuing Operations	$23,641	$3,626
(Minus)/Plus
Unrealized Mark-to-Market (Gains)/Losses on Derivatives	(11,475)	4,122
Realized Losses on Inventory Injection Hedges	2	30
South Jersey Energy Group Economic Earnings	$12,168	$7,778

South Jersey Energy Services Income from Continuing Operations	$176	$7,661
Unrealized Mark-to-Market Losses on Derivatives	307	188
Net Loss from Affiliated Companies (A)	---	742
Other (B)	(25)	(25)
South Jersey Energy Services Economic Earnings	$458	$8,566

South Jersey Energy Income from Continuing Operations	$102	$2,175
Unrealized Mark-to-Market Losses/(Gains) on Derivatives	268	(729)
South Jersey Energy Economic Earnings	$370	$1,446

(A) Resulting from a reserve for uncollectible accounts recorded by an Energenic subsidiary that owned and operated a central energy center and energy distribution system for a hotel, casino and entertainment complex in Atlantic City, New Jersey. This charge was excluded from Economic Earnings as the total economic impact of the proceedings had not been realized as of March 31, 2015.

(B) Represents additional depreciation expense within Economic Earnings on a solar generating facility. During 2012, an impairment charge was recorded within Income from Continuing Operations on a solar generating facility which reduced its depreciable basis and recurring depreciation expense. This impairment charge was excluded from Economic Earnings and, therefore, the related reduction in depreciation expense is being added back.

(C) All per share amounts were adjusted for the 2-for-1 stock split, effected in the form of a stock dividend, effective on May 8, 2015.